                                                                    Exhibit 5.01

                                  March 5, 2001




Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

         Re: Registration Statement on Form S-3 of Brooks Automation, Inc. filed on March 5, 2001

Ladies and Gentlemen:

         We have acted as counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 507,529 shares of common stock, $.01 par value (the "Company Shares"). Pursuant to the Registration Statement, certain of the Company's Stockholders (the "Selling Stockholders") propose to sell the Company Shares.

         For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy,
(ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

Brooks Automation, Inc.
March 5, 2001
Page 2

         In connection with this opinion, we have examined the following (collectively, the "Documents"):

         (i)    the Certificate of Incorporation of the Company, as amended;

         (ii)   the Bylaws of the Company;

         (iii)  the corporate minute books or other records of the Company; and

         (iv)   the Registration Statement.

         The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

         Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Company Shares to be sold by the Selling Stockholders under the circumstances contemplated in the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments and supplements thereto.

                                      Very truly yours,

                                      BROWN, RUDNICK, FREED & GESMER
                                        By:  BROWN, RUDNICK, FREED & GESMER,
                                        P.C., a general partner

                                         By: /s/ Samuel P. Williams
                                             --------------------------
                                              Samuel P. Williams, a Member
                                              duly authorized

SPW/DHM/JEB